                                                                    EXHIBIT 10.2


                             MODIFICATION AGREEMENT

     THIS MODIFICATION AGREEMENT is entered into as of the 6th day of July, 1995, by and between Sierra Health Services, Inc., a Nevada corporation, ("Borrower") and PriMERIT Bank, Federal Savings Bank ("Bank").

                                    RECITALS

     Borrower and Bank entered into that certain Revolving Credit Loan Agreement dated May 14, 1993 ("Loan Agreement") and the Revolving Credit Demand Note dated May 14, 1993 ("Note"), pursuant to which Bank extended to Borrower a revolving line of credit in the amount of Five Million and no/100 Dollars ($5,000,000.00).

     The Loan Agreement and Note were modified pursuant to the terms of the Modification Agreements dated June 30, 1994 and May 31, 1995.

     Borrower and Bank desire to further amend and modify the terms of the Loan Agreement and Note.

     NOW, THEREFORE, in consideration of the above, the covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

     1. The maturity date of the Note and Loan Agreement of August 1, 1995 is extended to June 5, 1996, at which time all outstanding principal, and all accrued and unpaid interest and fees/charges shall be fully due and payable.

     2. The available Loan amount (the total amount of principal which may be outstanding at any one time) is increased from Five Million and no/100 Dollars ($5,000,000.00) to Ten Million and no/100 Dollars ($10,000,000.00) and all
references to such amount in the Loan Agreement and Note are amended to reflect such increase.

     3. On the date of the signing of this Agreement, Borrower shall pay Bank a loan documentation fee in the amount of Twenty Five Thousand and no/100 Dollars ($25,000.00).

     4. In the event that Borrower's acquisition of CII Financial, Inc. is consummated, the following sections of the Loan Agreement shall be deemed fully amended and restated in the following manner as of the date the acquisition is consummated:

          8(d)  Minimum Tangible Net Worth.  Borrower will at all times maintain
                --------------------------
     a consolidated Tangible Net Worth (or comparable capital account), calculated in accordance with generally-accepted accounting principles, of not less than One Hundred Fifty Million Dollars ($150,000,000.00).

          (f) Debt to Worth Ratio.  Borrower will maintain at all times during
              -------------------
     the term of this Agreement a ratio of total liabilities to net worth of not greater than 2.5:01.

     5. To the extent that there is any conflict between the provisions of the Loan Agreement and Note referred to above and the provisions contained herein, the provisions of this Modification Agreement shall prevail and the provisions of the Loan Agreement and Note shall be deemed to be superseded and amended to that extent.

     6. This Modification Agreement is a modification of the Loan Agreement and Note only, and is not a novation, and except as expressly provided herein to the contrary, all of the terms and conditions of said Loan Agreement and Note shall remain in full force and effect.

     7. Borrower hereby waives, to the fullest extent such waiver is permitted by law, the benefit of any statute of limitations in relation to any payment extensions or renewals in respect to Borrowers obligations under the Loan Agreement and Note, and agrees that any extensions or renewals or forbearances with respect to any portion of the obligation evidenced by the Note shall in no way impair its liability hereunder.

     8. This Modification Agreement contains the entire agreement of the parties hereto, with respect to the subject matter hereof, and supersedes any prior written or oral agreements between them concerning the subject matter hereof. There are no representations, agreements, arrangements or understandings, oral or written, between the parties hereto relating to the subject matter hereof, which are not fully described herein.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

BANK:                                       BORROWER:

PriMERIT BANK, FEDERAL                      SIERRA HEALTH SERVICES, INC.
SAVINGS BANK                                a Nevada corporation


By:___________________________              By: ___________________________
     Brian Call                                  James L. Starr
Its: Vice President                         Its: Treasurer and Chief
                                                 Financial Officer

Address where notices to                    Address where notices to
Bank are to be sent:                        Borrower are to be sent:

PriMerit Bank,                              2724 N. Tenaya Way
Federal Savings Bank                        Las Vegas, Nevada 89114-5645

3300 W. Sahara Avenue
Las Vegas, Nevada 89102
Attn:  Business Banking
       Department

                                       3